SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2002

ResMed Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26038	98-0152841
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14040 Danielson Street
Poway, California 92064-6857
(Address of Principal Executive Offices)

(858) 746-2400
(Registrant’s telephone number, including area code)

ITEM 9.    REGULATION FD DISCLOSURE

On November 11, 2002, ResMed Inc. held its annual meeting of stockholders in Sydney, Australia. During the meeting, the stockholders elected Christopher G. Roberts, Donagh McCarthy and Louis A. Simpson as directors of the company and ratified the selection of KPMG LLP as its independent auditor for the fiscal year ending June 30, 2003.

Also during the meeting, Peter C. Farrell, Ph.D., ResMed’s Chairman of the Board and Chief Executive Officer confirmed that, based on the preliminary results from the quarter ended September 30, 2002, the company was currently comfortable with the First Call consensus earnings estimate of $1.26 per share for the fiscal year ending June 30, 2003. However, actual performance for the period will be subject to risks and uncertainties, related to the company’s business and otherwise, as more fully described in the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, and consequently there can be no assurance that this earnings estimate will be met. Among the factors that could affect actual performance are the rate of growth of the sleep disordered breathing market, the company’s ability to penetrate this market, fluctuations in foreign currency exchange rates and developments by the company’s competitors. Dr. Farrell also announced that the company’s Board of Directors is reviewing the company’s existing executive compensation programs and equity participation plan, and is considering as part of its review the adoption of an employee share purchase program.

The information contained in this Current Report on Form 8-K is being furnished pursuant to the Securities and Exchange Commission’s Regulation FD. Statements contained in this report, which are not historical facts, are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, including statements regarding the company’s future revenue and earnings projections, the development of new markets for the company’s products, and the performance and potential of the company’s new products are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties are discussed in the company’s Annual Report on Form 10-K for its most recent fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2002	RESMED INC. (registrant)

	By:	/s/ ADRIAN M. SMITH
		Name:	Adrian M. Smith
		Its:	Vice President Finance and Chief Financial Officer